Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to incorporate by reference in the Registration Statement on Form S-8 (Registration No. 333-147443) of China Recycling Energy Corporation (the “Company”) of our report dated March 8, 2009, which appears in the Company’s Annual Report of Form 10-K for the year ended December 31, 2008.

Goldman Pars Kurland Mohidin
Encino, California
March 23, 2009